UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2013

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

Champions Oncology, Inc. (the “Company”) today announced that its Chief Financial Officer and Executive Vice President, Gary G. Gemignani, informed the company of his intention to resign. Mr. Gemignani informed the Company that his resignation was not related to any disagreement with the Company. Mr. Gemignani has agreed to remain as the Company’s Chief Financial Officer for a transition period while the Company searches for a new Chief Financial Officer. The Company and Mr. Gemignani also agreed to amend his current employment agreement (the “Employment Agreement Amendment”) to provide that Mr. Gemignani will receive severance pay from the date of his departure through and including August 31, 2013. The Company has also agreed to extend the exercise period of his options to purchase 200,000 shares of the Company’s common stock until February 28, 2014. The foregoing description of the Employment Agreement Amendment is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, which is attached to this Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.

10.1 Amendment to November 1, 2011 Employment Agreement between Champions Oncology, Inc. and Gary Gemignani

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: April 22, 2013	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer